NYXIO TECHNOLOGIES INC.

NON-EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

This Non-Exclusive Distributorship Agreement (“Agreement”) is entered into between Nyxio Technologies Inc., whose principal place of business is 2156 NE Broadway St., Portland, OR, 97232 (hereinafter referred to as “Nyxio”), and the following distributor (hereinafter referred to as “Distributor”):

Harco Industries, Inc. 333

South Van Brunt St.

Englewood, NJ 07631

1.  Appointment of Distributor. Upon the terms and conditions contained in this Agreement and its attached Exhibit A which are incorporated herein by reference, Nyxio hereby appoints Distributor as an non-exclusive distributor of the Products (as defined in Section 2 below), and Distributor hereby accepts such appointment. Nyxio agrees to sell the Products to Distributor and Distributor agrees to purchase Products from Nyxio. All purchases of Products from Nyxio shall be made solely under the terms and conditions of sale set forth herein, or as otherwise agreed.

2.  Products. The products manufactured, distributed or supplied by Nyxio that are subject to this Agreement (the “Products”) are those referenced on Exhibit A attached hereto. Nyxio may at any time and from time to time, in its sole discretion and without notice to Distributor, before acceptance of an order from Distributor, add, discontinue or limit production or delivery of any Product, change the price of any Product, or modify the specifications, design or construction of any Product, without liability and add new or additional models or products to its existing line. Nyxio will endeavor to provide reasonable notice of such changes and a revised copy of Exhibit A, provided, however, that Exhibit A shall automatically and without further consent of Distributor be deemed modified by any changes Nyxio may make as contemplated above.

3.  Distributor Duties. In addition to its other obligations under this Agreement, Distributor shall do the following:

(a)    use its best endeavors to maximize sales of the Products;

(b)	promote the Nyxio brand name;

(c)  ) use such media and advertising materials and methods, including but not limited to, catalogs, trade and advertising and tradeshows, as have been approved in writing by Nyxio prior to their use;

(d)	employ suitably qualified and trained staff;

(e)  ) maintain an adequate sales network and such other staff as may be required to promote and sell Products and ensure that customers are given proper instructions and information concerning the purchase and use of the Products and provide a proper after sales service for Products;

(f)  make no alteration, modification or addition to the Products and make no representations nor give any warranty or guarantee or pledge Nyxio’s credit in relation to the Products other than as agreed in writing by Nyxio;

(g)  at its own expense ensure that all regulations and requirements relating to the promotion, distribution and resale of the Products are complied with;

(h)  provide sales reports to Nyxio in the form and frequency required by Nyxio, including details of sales by model and resale prices of the Distributor and such other information relating to the Distributor and the sale of the Products as Nyxio may reasonably request to keep itself informed concerning demand for the Products;

(i)   provide reports to Nyxio in the form required by Nyxio of the forecasted sales for the following fiscal year;

(j)   follow strictly Nyxio’s instructions regarding safety and environmental data with respect to storage, repair, handling or use of the products.

4. Nyxio’s Obligations, and Services Available Through Nyxio.

(a)  Nyxio shall provide upon Distributor’s request, at no cost to Distributor, English printed matter in reasonable quantities, which include the Owner’s Manual, brochures and photographs.

(b)  Nyxio will consider requests for its assistance on a case-by-case submission for trade exhibitions and seminars, with the hours, nature, timing and costs for such services to be negotiated in advance.

(c)  Nyxio will consider requests to provide technical, sales support and training to Distributor on a case-by-case submission, with the hours, nature, timing and cost for such services to be negotiated in advance.

5.  Purchase Orders. Upon the terms and subject to the conditions contained herein, Distributor shall be entitled during the Term of this Agreement to issue to Nyxio firm purchase orders (“Purchase Orders”) requesting the sale and delivery of Products for its own account. All Purchase Orders submitted to Nyxio by Distributor shall be subject to acceptance by Nyxio and shall not be binding upon Nyxio until so accepted. Distributor agrees with Nyxio that any terms and conditions in Distributor’s form of Purchase Order that are not consistent with this Agreement shall be of no force or effect, whether Nyxio accepts the Purchase Order in writing, by performance or otherwise, unless the parties agree specifically in writing to vary the terms herein. Nyxio reserves the right to reject any order for Products for any reason, including its evaluation in its sole discretion of Distributor’s creditworthiness.

6. Price and Payment

(a)  Price. All prices shall be calculated FOB Distributor Dock, NJ, USA, unless otherwise agreed between the Distributor and Nyxio. Nyxio shall sell Products to Distributor hereunder at the prices set forth on Exhibit A to this Agreement. Nyxio shall have the right to alter or amend its Product prices and any discounts from time to time upon notice to Distributor, and such new prices shall be deemed an amendment to Exhibit

A. All Product prices are exclusive of all Taxes (as defined below).

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(b)  Payment. The purchase price for Products sold under this Agreement shall be due and payable to Nyxio (Attn: Accounts Receivable) at its address herein in full within 45 days of invoice and payable in US Dollars, unless otherwise agreed in writing between the parties.

(c)  Taxes. Distributor shall be solely responsible for, and shall pay any and all applicable sales, use, value added, excise or property taxes, and any and all imposts(this is a tax levied on goods brought into a country from another country), customs, duties, consular fees or charges related to importation or exportation, including, without limitation, any tariffs, penalty duties, antidumping duties, or countervailing duties and any interest or penalties in connection with the foregoing (collectively “Taxes”). Distributor shall indemnify and hold harmless Nyxio from any liability for such Taxes and other charges imposed in connection therewith, with the intent that the invoiced price for Products shall be paid in full net of all such Taxes or charges.

7.  Delivery and Risk. Title to and all risk of loss for the Products shall pass from Nyxio to the Distributor on delivery of the Products at Distributors Dock, NJ, USA, except as the parties may otherwise agree in writing signed by both parties. Nyxio shall use reasonable efforts to meet delivery dates set forth in a Purchase Order, if such dates are confirmed by Nyxio, but the parties acknowledge and agree that quantities and any such delivery dates set forth in any Purchase Order, confirmation or other correspondence are not guaranteed.

8.  Limited Warranty. Nyxio provides a limited warranty to the purchaser of Products, and there is a separate limited warranty for each product sold by Nyxio. Distributor agrees to pass through the Nyxio Limited Warranty to its dealers and to cause its dealers to pass the Nyxio Limited Warranty through to the end-users of the Products, where applicable. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 10, NYXIO MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF ANY PRODUCT FOR ANY PARTICULAR PURPOSE, AND HEREBY DISCLAIMS THE SAME.

9. Limitation of Liability.

(a)  IN NO EVENT SHALL THE LIABILITY OF NYXIO TO DISTRIBUTOR IN CONNECTION WITH THE PRODUCTS, WHETHER ARISING IN CONTRACT, TORT OR UNDER ANY OTHER LEGAL THEORY (INCLUDING STRICT LIABILITY), EXCEED THE AMOUNTS PAID BY DISTRIBUTOR TO NYXIO DURING THE IMMEDIATELY PRECEDING SIX (6) MONTHS.

(b)  IN NO EVENT SHALL NYXIO BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER LEGAL THEORY, FOR LOST PROFITS OR REVENUES, LOSS OF USE OR SIMILAR ECONOMIC LOSS, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SALE, DELIVERY, NON-DELIVERY, SERVICING, USE, CONDITION, OWNERSHIP, POSSESSION, OPERATION, SELECTION, TRANSPORTATION, LOADING, UNLOADING, MAINTENANCE OR RETURN OF A PRODUCT, OR FOR ANY CLAIM MADE AGAINST DISTRIBUTOR BY ANY OTHER PARTY, EVEN IF NYXIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM.

(c)  DISTRIBUTOR SHALL INSPECT ALL PRODUCTS AS SOON AS PRACTICABLE AFTER THE DATE OF RECEIPT. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, TO THE EXTENT THAT ANY DEFECTS, SHORTAGES OR NONCONFORMITIES IN THE PRODUCTS ARE DISCOVERABLE BY INSPECTION UPON RECEIPT OF THE PRODUCTS BY DISTRIBUTOR, ALL OBLIGATIONS OF NYXIO TO DISTRIBUTOR WITH RESPECT TO SUCH DEFECTS, SHORTAGES OR NONCONFORMITIES SHALL BE DEEMED TO BE SATISFIED, AND ALL PRODUCTS SHALL BE DEEMED TO BE FREE OF SUCH DEFECTS, SHORTAGES OR NONCONFORMITIES, UNLESS DISTRIBUTOR NOTIFIES NYXIO OF SUCH DEFECTS, SHORTAGES OR NONCONFORMITIES IN WRITING WITHIN THIRTY (30) DAYS AFTER THE DATE OF RECEIPT.

(d)  NO ACTION, REGARDLESS OF FORM, ARISING OUT OF OR IN CONNECTION WITH THE SALE OF PRODUCTS UNDER THIS AGREEMENT (OTHER THAN AN ACTION BY NYXIO FOR ANY AMOUNT DUE TO NYXIO FROM DISTRIBUTOR UNDER SECTION 8 HEREOF OR OTHERWISE OR WITH RESPECT TO DISTRIBUTOR’S OBLIGATIONS UNDER SECTIONS 14 AND 15 HEREOF) MAY BE BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ARISEN.

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10.  . Relationship of Parties. Distributor is not the agent or legal representative of Nyxio for any purpose whatsoever. Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Nyxio, or to bind Nyxio in any manner whatsoever.

11.  . Indemnification. Distributor hereby agrees to indemnify Nyxio against all proceedings, claims, losses, costs (including professional fees), damages and expenses which may be incurred or suffered by or threatened against Nyxio as a result of any breach or alleged breach by the Distributor of any of the provisions of this Agreement or any activities of the Distributor pursuant to this Agreement.

12. License; Intellectual Property.

(a)  Products License. Nyxio hereby grants to Distributor a limited, non- exclusive, non-assignable or transferable, revocable, right and license to market and sell the Products subject to the provisions of this Agreement. As a condition to the license granted herein, Distributor agrees not to challenge in any manner whatsoever, the validity of any of Nyxio’s patents or other Intellectual Property (as defined below), and any such challenge shall constitute a material breach of the terms of this Agreement.

(b)  Trademarks and Copyrights. Distributor shall distribute the Products only as branded with the Nyxio trademarks and copyrights as designated by Nyxio from time to time. Accordingly, Nyxio grants Distributor during the Term a non-exclusive, non-assignable, revocable, non-transferable right to use Nyxio’s trademarks and copyrights in distributing the Products and any copyrighted promotional materials, manuals or literature, subject to Distributor’s strict compliance with the terms of Nyxio’s policies on the use of its trademarks and copyrights, as in effect from time to time during the Term.

(c)  Limitations. Except for the rights expressly granted to Distributor in this Agreement, nothing in this Agreement grants Distributor, by implication, estoppel or otherwise, any right or license under any copyright, trademark, logo, tradename, trade secret, patent right, moral right or any other industrial or intellectual property or other proprietary right (“Intellectual Property”) of Nyxio or associated with the Products. Without limiting the generality of the foregoing, Distributor may not modify, disassemble, reverse-engineer or create derivative products, enhancements or improvements (“Improvements”) based on any Nyxio products including the Products, nor may Distributor, directly or indirectly, use or allow others to use the Products or any other Nyxio products or product information to develop products that compete with or are substitutable for the Products or any other Nyxio products.

13. . Confidentiality.

(a)  Definitions. For purposes of this Agreement the term “Confidential Information” shall mean information and compilations of information relating to Nyxio’s business and Products known and made available only to Nyxio and such of its authorized agents, employees, customers, representatives and other persons as may be necessary for the same to be used, including, without limitation: information relating to Nyxio’s customers; compilations and lists of Nyxio’s customers; price and cost information with respect to the Products or other products of Nyxio; technical information, formulas, data, designs, specifications and know-how (whether or not patented or patentable) relating to the design, development or manufacture of the Products or any other Nyxio product. Such information and compilations of information shall be contractually subject to protection pursuant to the provisions of this Agreement without regard to whether such information would otherwise be regarded or legally considered “confidential” and without regard to whether such information constitutes a trade secret and is also protectable at law or in equity as a trade secret.

(b)  Covenant Against Disclosure or Use of Confidential Information. Distributor agrees that it will not, and will not permit any of its employees, agents, or affiliates (or any of their respective employees or agents) to, during this agreement and for five years thereafter use or disclose to any third person any Confidential Information obtained by Distributor (or any of its employees or affiliates); provided, however, that Distributor may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction. In such event, Distributor shall promptly notify Nyxio of such order or subpoena to provide Nyxio an opportunity to protect its interests.

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(c)  Exceptions. Notwithstanding the provisions of Section 15(b) above, the following shall not be considered Confidential Information:

(i)   any information which was known to Distributor prior to the disclosure to it of any portion of the Confidential Information, as evidenced by prior existing records of Distributor;

(ii)   any information which was generally known in the trade prior to the disclosure of any portion of the Confidential Information to Distributor, as evidenced by documents of general circulation published prior to such disclosure;

(iii)   any information which becomes generally known in the trade, as evidenced by documents of general circulation, through no fault of Distributor; or

(iv)   any information which is disclosed to Distributor without restriction by a third party who has a legal right to make such disclosure and who has not received such information, either directly or indirectly, from Nyxio.

(d)  Survival; Interpretation. The provisions of strict confidence, secrecy and non-use set forth in this Section 15 shall survive the expiration or termination (for any reason) of this Agreement.

14. Termination.

(a)  Termination Rights. Either party may terminate this Agreement at any time, for any reason, by giving not less than thirty (30) days prior written notice to the other party. In addition, Nyxio may terminate this Agreement immediately (or immediately following the expiration of the time periods set forth below), and without any liability to Distributor, upon the occurrence of any one or more of the following events:

(i)   The failure by Distributor to pay the purchase price for any Products in accordance with this Agreement, which failure remains uncured for a period of fifteen (15) days following the due date thereof;

(ii)   The breach by Distributor of any term or provision of this Agreement, which breach is not cured within thirty (30) days following Distributor’s receipt of notice from Nyxio of such breach;

(iii)   Any attempt by Distributor to assign or otherwise transfer to any other person or entity, all or any part of its rights under this Agreement or to delegate all or any part of its obligations under this Agreement without the prior written consent of Nyxio;

(iv)   The insolvency of Distributor or any action causing Distributor to avail itself of laws for the protection of debtors including, without limitation, the appointment of a receiver or the like, a complete or partial moratorium on the payment of debt, a petition in bankruptcy or the like filed by or against Distributor, or an assignment of all or any substantial portion of the assets of Distributor for the benefit of its creditors; or

(v)  In the event there is a change in the control or management of Distributor which is unacceptable to Nyxio, or Distributor ceases to function as a going concern, or ceases to conduct its operation in the normal course of business as a Distributor.

(b)  Distributor Termination Rights. Distributor shall have the right to terminate this Agreement in the event of a material breach by Nyxio of this Agreement, which breach is not cured within thirty (30) days following Nyxio’s receipt of written notice from Distributor of such breach.

(c)  Effect of Termination. Distributor agrees that on expiration or termination of this Agreement (with or without cause) Nyxio shall not be liable for any termination compensation whatsoever whether based on goodwill established or investments made by Distributor or otherwise. Upon expiration or termination of this Agreement for any reason (i) all orders received from Distributor but not shipped by Nyxio prior to the date of termination may be shipped by Nyxio or canceled, at Nyxio’s option, and Distributor agrees to accept shipment of and make payment for any such orders shipped by Nyxio; and (ii) Nyxio shall have the right (but not the obligation), in Nyxio’s sole discretion, upon ten (10) days prior written notice to Distributor, to repurchase all or any Products in the possession or control of Distributor at the time of such notice at the purchase prices paid therefore by Distributor.

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(d)  Return of Confidential Information. Upon termination of this Agreement, each party agrees upon request to promptly return to the other all documents, records, papers, materials and other tangible property which is the other party’s Confidential Information.

(e)  Survival. Payment of all outstanding amounts shall be settled in full upon notice of termination. Termination of this Agreement shall be without prejudice to the accrued rights and remedies of the parties under this Agreement, and the obligations. The undertakings of the parties contained in Sections 7, 9, 10, 12, 13(c), 14, this Section 16, and Sections 18 through 23 shall remain in force in accordance with their terms notwithstanding such termination.

15.  Force Majeure. Neither party shall be liable to the other nor be deemed to be in default of this Agreement as a result of any delay or failure in performing its obligations under this Agreement as a result of any delay or failure in performing its obligations under this Agreement to the extent that any such delay or failure arises from causes beyond the control of that Party including, but not limited to, acts of God, acts or regulations of any governmental or supranational authority, war or national emergency, accident, fire, riot, strikes, lock-outs and industrial disputes.

16.  Waiver. No failure on the part of Nyxio to exercise, and no delay by Nyxio in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by Nyxio preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by Nyxio to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

17.  . Notice. Any notice or notification that the parties shall give in connection with this Agreement, shall be in writing and must be addressed to the corresponding party at its address given below or to the facsimile number below (or to such other address or facsimile number as either party may from time to time duly notify the other):

Nyxio Technologies Inc.

2156 NE Broadway St.

Portland, OR, 97232

Attn: President

Fax Number: 503-954-2780

18.  Governing Law. All matters relating to the interpretation and effect of the terms of this Agreement or any amendments thereto shall be governed by the laws of the State of Oregon, United States of America. The parties agree to waive personal jurisdiction and venue in any dispute relating to the enforcement of this Agreement and agree that any dispute between Nyxio and Distributor shall be exclusively resolved in the Courts of Multnomah County, Oregon. The parties acknowledge and agree that the Products sold hereunder and this Agreement are not subject to any provision of the United Nations Convention on the International Sale of Goods.

19.  . Headings. The headings describing the contents of particular Sections are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on or enlargement of the scope of any of the terms or provisions of this Agreement.

20.  Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms shall remain in full force and effect.

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21. .. Entire Agreement. This Agreement, which includes its exhibits, supersedes all priord iscussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. By way of illustration and not by way of limitation, all Purchase Orders submitted by Distributor hereunder shall be deemed to incorporate without exception all of the terms of this Agreement notwithstanding any order form containing additional or contrary terms and conditions, unless Nyxio shall expressly advise Distributor to the contrary in writing apart from the provisions of such order form, and no acknowledgment by Nyxio of or reference by Nyxio to or performance by Nyxio under any such order form shall be deemed to be an acceptance by Nyxio of any such additional or contrary terms or conditions. This Agreement may not be modified or amended except by an instrument in writing signed by the parties or their duly authorized representatives, except that Exhibit A may be amended from time to time as specifically provided for in this Agreement without Distributor’s written authorization.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the day and year first above written.

Nyxio:

NYXIO TECHNOLOGIES, INC.

By: /s/ Giorgio Johnson

Name:

Title:

Distributor:

HARCO INDUSTRIES, INC.

By: /s/ Harco Industries, Inc.

******************* Exhibit A Products and Price

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